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                                 EXHIBIT 6(a)


                            DISTRIBUTION AGREEMENT
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     AGREEMENT made the 30th day of August, 1996 by and between NEW ENGLAND
ZENITH FUND, a Massachusetts business trust (the "Fund"), and NEW ENGLAND SECURITIES CORPORATION, a Massachusetts corporation (the "Distributor").


                             W I T N E S S E T H:


     In consideration of the covenants hereinafter contained the Fund and the Distributor agree as follows:


     1.  Distributor.  The Fund hereby appoints the Distributor as general
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distributor of shares of beneficial interest ("Series shares") of the Fund's
Alger Equity Growth Series, Back Bay Advisors Bond Income Series, Back Bay Advisors Managed Series, Back Bay Advisors Money Market Series, Capital Growth Series, Draycott International Equity Series, Loomis Sayles Avanti Growth Series, Loomis Sayles Balanced Series, Loomis Sayles Small Cap Series, Salomon Brothers Strategic Bond Opportunities Series, Salomon Brothers U.S. Government Series, Davis Venture Value Series, Westpeak Stock Index Series and Westpeak Growth and Income Series (individually, each a "Series") during the term of this Agreement. The Fund reserves the right, however, to refuse at any time or times to sell any Series shares hereunder for any reason deemed adequate by the Board of Trustees of the Fund.

     2.  Sales.  The Distributor shall be under no obligation to effectuate any
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particular amount of sales of Series shares or to promote or make sales except to the extent the Distributor deems advisable.

     3.  Net Asset Value Per Share.  All subscriptions and sales of Series
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shares by the Distributor hereunder shall be at net asset value per share in accordance with the provisions of the Agreement and Declaration of Trust and by-laws and the current prospectus of the Fund. No commission or other compensation for selling or obtaining subscriptions for Series shares shall be paid by the Fund or charged as a part of the subscription or selling price on any such sale or subscription.

     4.  Fund Issuance of Series Shares.  The delivery of Series shares shall be
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made promptly by a credit to a shareholder's open account for the applicable
Series. The Fund reserves the right (a) to issue Series shares at any time directly to the shareholders of the particular Series as a share dividend or share split, (b) to issue to such shareholders shares of the particular Series, or rights to subscribe to shares of such Series, as all or part of any dividend that may be distributed to shareholders of such Series or as all or part of any optional or alternative dividend that may be distributed to shareholders of such Series and (c) to sell Series shares in accordance with the current applicable prospectus of the Fund.
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     5.  Repurchase.  The Distributor shall act as agent for the Fund in
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connection with the repurchase of Series shares by the Fund to the extent and upon the terms and conditions set forth in the current applicable prospectus of the Fund, and the Fund agrees to reimburse the Distributor, from time to time upon demand, for any reasonable expenses incurred in connection with such repurchases.

     6.  Undertaking Regarding Sales.  The Distributor shall use reasonable
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efforts to sell Series shares but does not agree hereby to sell any specific number of Series shares and shall be free to act as distributor of the shares of other investment companies. Series shares will be sold by the Distributor only against orders therefor. The Distributor shall not purchase Series shares from anyone except in accordance with Section 5 hereof and shall not take "long" or "short" positions in Series shares contrary to the agreement and declaration of trust or by-laws of the Fund. Series shares shall be issued by the Fund, after payment therefor has been credited to the account of such Series.

     7.  Compliance.  The Distributor shall conform to the Rules of Fair
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Practice of the National Association of Securities Dealers, Inc., and any
applicable laws relating to the sale of securities of any jurisdiction in which it sells, directly or indirectly, any Series shares. The Distributor agrees to make timely filings with the Securities and Exchange Commission in Washington, D.C., the National Association of Securities Dealers, Inc. and such other regulatory authorities as may be required, of any sales literature relating to the Fund and intended for distribution to prospective investors. The Distributor also agrees to furnish to the Fund sufficient copies of any agreements or plans it intends to use in connection with any sales of Series shares in adequate time for the Fund to file and clear them with the proper authorities before they are put in use (which the Fund agrees to use its best efforts to do as expeditiously as reasonably possible), and not to use them until so filed and cleared.

     8.  Registration and Qualification of Series Shares.  The Fund agrees to
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execute such papers and to do such acts and things as shall from time to time be reasonably requested by the Distributor for the purpose of qualifying and maintaining qualification of the Series shares for sale under the so-called Blue Sky Laws of any state or for maintaining the registration of the Fund and of the Series shares under the federal Securities Act of 1933 and the Federal
Investment Company Act of 1940 (the "1940 Act"); to the end that there will be available for sale from time to time such number of Series shares as the Distributor may reasonably be expected to sell. The Fund shall advise the Distributor promptly of (a) any action of the Securities and Exchange Commission or any authorities of any state or territory, of which it may be advised, affecting registration or qualification of the Fund or the Series shares, or rights to offer the Series shares for sale, and (b) the happening of any event which makes untrue any statement, or which requires the making of any change, in the registration statement or prospectus of the Fund in order to make the statements therein not misleading.

     9.  Distributor Independent Contractor.  The Distributor shall be an
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independent contractor and neither the Distributor nor any of its officers or employees as such is or shall be an employee of the Fund. The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

     10.  Interests in and of Distributor.  It is understood that any of the
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shareholders, trustees, officers, employees and agents of the Fund may be a shareholder, director, trustee, officer, employee or agent of, or be otherwise interested in, the Distributor, any affiliated person of the Distributor, any organization in which the Distributor may have an interest or any organization which may have an interest in the Distributor; that the Distributor, any such affiliated person or any such organization may have an interest in the Fund; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the agreement and declaration of trust or by-laws of the Fund and the articles of organization or by-laws of the Distributor, or by specific provision of applicable law.

     11.  Words "New England" and Logo.  New England Life Insurance Company, the
          ----------------------------
parent of the Distributor, has a proprietary interest in the words "New England" and the ship logos, both of which may be used by the Fund only with the consent of the Distributor, which is authorized by New England Life Insurance Company to give such consent as provided herein. The Distributor consents to the use by the Fund of the name "New England Zenith Fund" or any other name embodying the words "New England" and of New England Life Insurance Company's ship logos, in such forms as the Distributor shall in writing approve, but only on condition and so long as (i) this Agreement shall remain in full force and (ii) the Fund shall fully perform, fulfill and comply with all provisions of this Agreement expressed herein to be performed, fulfilled or complied with by it. No such name shall be used by the Fund at any time or in any place or for any purpose or under any conditions except as in this section provided. The foregoing authorization by the Distributor as agent of New England Life Insurance Company to the Fund to use said words and ship logos as part of a business or name is not exclusive of the rights of the Distributor itself to use, or to authorize others to use, the same; the Fund acknowledges and agrees that as between the Distributor and the Fund, the Distributor has the exclusive right so to use, or authorize others to use, said words and logos, and the Fund agrees to take such action as may reasonably be requested by the Distributor to give full effect to the provisions of this section (including, without limitation, consenting to such use of said words and logos). Without limiting the generality of the foregoing, the Fund agrees that, upon any termination of this Agreement by either party or upon the violation of any of its provisions by the Fund, the Fund will, at the request of the Distributor made within six months after the Distributor has knowledge of such termination or violation, use its best efforts to change the name of the Fund so as to eliminate all reference, if any, to the words "New England" and will not thereafter transact any business in a name containing the words "New England" in any form or combination whatsoever, or designate itself as the same entity as or successor to an entity of such name, or otherwise use the words "New England" or any other reference to the Distributor. Such covenants on the part of the Fund shall be binding upon it, its trustees, officers, shareholders and creditors and all other persons claiming under or through it.

     12.  Effective Date and Termination.  This Agreement shall become effective
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as of the date of its execution, and

     (a) Unless otherwise terminated, this Agreement shall continue in effect with respect to the shares of each Series so long as such continuation is specifically approved at least annually (i) by the Board of Trustees of the Fund or by the vote of a majority of the votes which may be cast by shareholders of that Series and (ii) by a vote of a majority of the Board of Trustees of the Fund who are not interested persons of the Distributor or the Fund, cash in person at a meeting called for the purpose of voting on such approval.

     (b) This Agreement may at any time be terminated with respect to the shares of any Series on sixty days' notice to the Distributor either by vote of a majority of the Fund's Board of Trustees then in office or by the vote of a majority of the votes which may be cast by shareholders of that Series.

     (c) This Agreement shall automatically terminate in the event of its assignment.

     (d) This Agreement may be terminated by the Distributor on ninety days' written notice to the Fund.

     Termination of this Agreement pursuant to this section shall be without payment of any penalty.

     13.  Definitions.  For purposes of this Agreement, the following
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definitions shall apply:

     (a) The "vote of a majority of the votes which may be cast by shareholders of a Series" means (1) 67% or more of the votes of a Series present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of such Series entitled to vote at such meeting are present; or (2) the vote of the holders of more than 50% of the outstanding shares of such Series entitled to vote at such meeting, whichever is less.

     (b) The terms "affiliated person", "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

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     14.  Amendment.  This Agreement may be amended at any time with respect to
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the shares of any Series by mutual consent of the parties, provided that such consent on the part of the Series shall be approved (i) by the Board of Trustees of the Fund or by vote of a majority of the votes which may be cast by shareholders of such Series and (ii) by a vote of a majority of the Board of Trustees of the Fund who are not interested persons of the Distributor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

     15.  Applicable Law and Liabilities.  This Agreement shall be governed by
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and construed in accordance with the laws of The Commonwealth of Massachusetts.
All sales hereunder are to be made, and title to the Series shares shall pass, in Boston, Massachusetts.

     16.  Limited Recourse.  The Distributor hereby acknowledges that the Fund's
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obligations hereunder with respect to the shares of any Series are binding only on the assets and property belonging to such Series.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.



                                        NEW ENGLAND ZENITH FUND



                                        By ___________________________



                                        NEW ENGLAND SECURITIES
                                        CORPORATION



                                        By ___________________________



     A copy of the Agreement and Declaration of Trust establishing New England Zenith Fund is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed with respect to the Fund on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Fund.

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